EXHIBIT 99.1 [Pilgrims Pride LOGO]

Pilgrim’s Pride Reports Third Quarter Earnings
of $9.8 million, or $0.15 Per Share

Earnings Impacted by Previously Announced Turkey Restructuring and Other Charges of $63.9 million, $39.6 million Net of Tax, or $0.60 Per Share

PITTSBURG, Texas, July 26, 2004 -- Pilgrim’s Pride Corporation (NYSE: PPC) today reported net income of $9.8 million, or $0.15 per share, for the third fiscal quarter ended July 3, 2004. Included in the fiscal 2004 third quarter earnings results were turkey restructuring and other related charges of $52.2 million and $11.7 million, respectively, $39.6 million combined net of tax, or $0.60 per share, associated with the previously announced sale or closure of the Company’s Hinton, VA turkey operations. This compares with net income of $17.4 million, or $0.42 per share, in the third quarter of fiscal 2003. Included in fiscal 2003 third quarter results was a $0.25 per share gain for the partial settlements of vitamin and methionine lawsuits, net of tax and related employee incentive plan accruals. The Company also reported net sales for the third quarter ended July 3, 2004, of $1.4 billion, an increase of $796.1 million, or 122.1%, compared with net sales of $651.9 million for the same period last year, with the increase resulting primarily from the acquisition of ConAgra Foods, Inc.’s chicken division, which was effective November 23, 2003, along with positive industry and consumption trends and improved company-wide efficiencies.

For the nine months ended July 3, 2004, the Company reported net income of $53.1 million, or $0.86 per share, for the nine months ended July 3, 2004. Included in the first nine months earnings results were turkey restructuring and other related charges of $52.2 million and $11.7 million, respectively, $39.6 million combined net of tax, or $0.65 per share, associated with the previously announced sale or closure of the Company’s Hinton, VA turkey operations. This compares with net income of $31.0 million, or $0.75 per share, for the nine months ended June 28, 2003. The first nine months of fiscal 2003 results included a $1.06 per share gain from partial settlements of vitamin and methionine lawsuits, net of tax and related employee incentive plan accruals. The Company also reported net sales for the first nine months of fiscal 2004 of $3.9 billion, an increase of $2.0 billion, or 103.0%, compared with net sales of $1.9 billion for the same period last year, with the increase resulting primarily from the acquisition of ConAgra Foods, Inc.’s chicken division, which was effective November 23, 2003, along with positive industry and consumption trends and improved company-wide efficiencies.

O.B. Goolsby, President and Chief Operating Officer of Pilgrim’s Pride, said: “Our outstanding quarterly results reflect a combination of positive industry trends and our success in achieving quicker-than-expected synergies from the integration of the ConAgra chicken division. I am very pleased that seven months into the acquisition, we are well ahead of our integration synergy timeline and have achieved an estimated $27 million of synergies thru the end of the third fiscal quarter of 2004; an amount in excess of fifty-percent of the previously announced anticipated acquisition synergies. Product and process innovations and enhanced operation, distribution and customer service capabilities achieved as a result of the ConAgra acquisition are allowing us to take full advantage of the favorable industry conditions that exist today.”

“Some of the industry factors that are contributing to our strong performance include the continued growth in consumer demand for lean protein products, low inventories and the ongoing rationalization of chicken production in the U.S., which together are helping to sustain the favorable domestic pricing environment for all chicken product lines. Recent moderation of feed grain commodity pricing is anticipated to sustain our current operating leverage for the remainder of fiscal 2004. We are also encouraged by projections for a continued increase in demand for the healthy, convenient poultry products that make up the Pilgrim’s Pride family of brands. As a leading supplier of premium, value-added poultry products, we are well-positioned to capitalize on these exciting growth opportunities and continue creating value for our shareholders,” Goolsby concluded.

Pilgrim’s Pride will hold a conference call to discuss the Company’s third quarter fiscal 2004 financial results at 10 a.m. CDT (11 a.m. EDT) on July 26, 2004. To listen live via telephone, call 888-275-4480 Conference ID 8534623. The call also will be webcast live on the Internet at http://www.firstcallevents.com/service/ajwz408716717gf12.html. Additionally, the Company has posted a slide presentation on its website at http://www.pilgrimspride.com, which may be viewed by listeners in connection with today’s conference call. The webcast will be available for replay within two hours of the conclusion of the call. A telephone replay will be available beginning at 2 p.m. CDT on July 26, 2004 through August 2, 2004 at 800-642-1687 Conference ID 8534623.

Pilgrim's Pride Corporation is the second-largest poultry producer in the United States and Mexico and the largest chicken producer in Puerto Rico. Pilgrim's Pride employs more than 40,000 people and has major operations in Texas, Alabama, Arkansas, Georgia, Kentucky, Louisiana, North Carolina, Pennsylvania, Tennessee, Virginia, West Virginia, Mexico and Puerto Rico, with other facilities in Arizona, California, Iowa, Mississippi, Utah and Wisconsin.

Pilgrim's Pride products are sold to foodservice, retail and frozen entree customers. The Company's primary distribution is through retailers, foodservice distributors and restaurants throughout the United States and Puerto Rico and in the Northern and Central regions of Mexico.

For more information, please visit www.pilgrimspride.com

Forward-Looking Statements:
Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim's Pride Corporation and its management are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward- looking statements include: additional outbreaks of avian influenza or other diseases affecting the production performance and/or marketability of the company's poultry products; matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of our cash resources, particularly in light of our substantial leverage; restrictions imposed by and as a result of, our substantial leverage; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; changes in laws or regulations affecting our operations as well as competitive factors and pricing pressures; inability to effectively integrate ConAgra's chicken business or realize the associated cost savings and operating synergies currently anticipated; inability to recognize the anticipated cost savings and anticipated benefits in connection with our turkey division restructuring; and the impact of uncertainties of litigation as well as other risks described under "Risk Factors" in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Contact:
Sondra Fowler
Pilgrim's Pride Corporation
(903) 855 4195

PILGRIM’S PRIDE CORPORATION News Release July 26, 2004 Page 3

Pilgrim’s Pride Corporation and Subsidiaries Consolidated Statements of Income (in thousands except per share amounts) (Unaudited)
Three Months Ended	July 3, 2004	June 28, 2003

Net Sales	$1,447,995	$651,877
Costs and Expenses:
Cost of sales	1,280,467	600,932
Non-recurring recoveries	--	(10,302)
Selling, general, and administrative	78,209	35,107
Restructuring charges	52,202	--

	1,410,878	625,737

Operating Income	37,117	26,140
Other Expenses (Income):
Interest expense, net	14,690	9,417
Foreign exchange loss	65	(334)
Miscellaneous, net	285	(8,124)

Total other expenses, net	15,040	959

Income before income taxes	22,077	25,181
Income tax expense	12,263	7,740

Net Income	$9,814	$17,441

Net income per common share	$0.15	$0.42

Dividends declared per share	$0.015	$0.015

Weighted average shares outstanding	66,555,733	41,112,679

Nine Months Ended	July 3, 2004	June 28, 2003

	(40 Weeks)	(39 Weeks )

Net Sales	$3,877,269	$1,909,874
Costs and Expenses:
Cost of sales	3,505,547	1,805,257
Non-recurring recoveries	(76)	(36,002)
Selling, general, and administrative	190,160	102,728
Restructuring charges	52,202	--

	3,747,833	1,871,983

Operating Income	129,436	37,891
Other Expenses (Income):
Interest expense, net	40,658	28,835
Foreign exchange loss	328	(466)
Miscellaneous, net	1,222	(36,787)

Total other expenses (income), net	42,208	(8,418)

Income before income taxes	87,228	46,309
Income tax expense	34,178	15,346

Net Income	$53,050	$30,963

Net income per common share	$0.86	$0.75

Dividends declared per share	$0.045	$0.045

Weighted average shares outstanding	61,376,254	41,112,679

PILGRIM’S PRIDE CORPORATION News Release July 26, 2004 Page 4

Pilgrim’s Pride Corporation Condensed Consolidated Balance Sheet (in thousands) (Unaudited)

ASSETS	July 3, 2004	September 27, 2003

Cash	$36,839	$16,606
Other current assets	865,278	474,102
Total current assets	902,117	490,708
Other assets	85,581	31,302
Property, plant, and equipment, net	1,146,531	735,474

Total Assets	$2,134,229	$1,257,484

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current maturities of long-term debt	$8,175	$2,680
Other current liabilities	560,539	276,909
Total current liabilities	568,714	279,589
Long-term debt-less current maturities	591,297	415,965
Deferred income taxes	123,104	113,988
Minority interest in subsidiary	1,252	1,246
Total stockholders’ equity	849,862	446,696

Total Liabilities and Stockholders’ Equity	$2,134,229	$1,257,484

PILGRIM’S PRIDE CORPORATION News Release July 26, 2004 Page 5

Selected Financial Information (in thousands) (Unaudited)
Note: “EBITDA” is defined as the sum of the net income (loss) before interest, taxes, depreciation and amortization. EBITDA is presented because it is used by us, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of Generally Accepted Accounting Principals (GAAP) results, to compare the performance of companies. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP, EBITDA is calculated as follows:

Three Months Ended	July 3, 2004	June 28, 2003

Net Income	$9,814	$17,441
Add:
Income tax expense	12,263	7,740
Interest expense, net	14,690	9,417
Depreciation and amortization	27,936	18,940
Minus:
Amortization of capitalized financing costs	409	307

EBITDA(a)	$64,294	$53,231

Capital expenditures	$19,922	$11,122

Nine Months Ended	July 3, 2004	June 28, 2003

Net Income	$53,050	$30,963
Add:
Income tax expense	34,178	15,346
Interest expense, net	40,658	28,835
Depreciation and amortization	86,933	54,253
Minus:
Amortization of capitalized financing costs	1,416	1,062

EBITDA(a)	$213,403	$128,335

Capital expenditures	$59,902	$36,146

	July 3, 2004	June 28, 2003

Other Data:
Current maturities of long-term debt	$8,175	$2,635
Long-term debt	591,297	480,150

Total Debt	$599,472	$482,785

(a) Included in both the three and nine month periods ended July 3, 2004, EBITDA results were the restructuring and other related charges of $52.2 million and $11.7 million, respectively, associated with the previously announced sale or closure of the Company’s Hinton, Virginia turkey operations.

PILGRIM’S PRIDE CORPORATION News Release July 26, 2004 Page 6

Pilgrim’s Pride Corporation
Proforma Financial Information (in thousands except per share amounts)

The unaudited proforma financial information has been presented as if the acquisition of the ConAgra chicken division had occurred as of the beginning of each period presented. For the three and nine month periods ended June 28, 2003, the ConAgra Chicken division information has been included with a one-month lag to the Pilgrim’s Pride reporting period in order to maintain their existing quarterly periods.

Three Months Ended	July 3, 2004	June 28, 2003

Net sales	$1,447,995	$1,251,241
Depreciation and amortization	$27,936	$35,900
Restructuring charges	$52,202	--
Operating income	$37,117	$18,920
Interest expense, net	$14,690	$18,313
Income tax expense	$12,263	$3,445
Net income	$9,814	$5,620
Net income per common share	$0.15	$0.08

Nine Months Ended	July 3, 2004	June 28, 2004

Net sales	$4,338,717	$3,650,744
Depreciation and amortization	$95,424	$101,964
Restructuring charges	$52,202	--
Operating income	$154,542	$12,694
Interest expense, net	$45,029	$53,500
Income tax expense (benefit)	$42,319	$(776)
Net income (loss)	$66,335	$(1,265)
Net income (loss) per common share	$1.00	$(.02)